 Exhibit 5

ALLSTATE LIFE INSURANCE COMPANY

LAW AND REGULATION DEPARTMENT

 3100 Sanders Road, Suite J5B

Northbrook, Illinois 60062

Direct Dial Number 847-402-2271

Facsimile 847-326-6742

Susan L. Lees
Director, Senior Vice President,
Secretary and General Counsel

October 24, 2011

TO:     ALLSTATE LIFE INSURANCE COMPANY
            NORTHBROOK, ILLINOIS 60062

FROM:   SUSAN L. LEES
                DIRECTOR, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:         FORM S-3 REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933
               FILE NO. 333- -----

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the "Company") with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as Allstate Provider Series and AIM Lifetime Plus Variable Annuity  (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ SUSAN L. LEES ---------------------------------------- Susan L. Lees Director, Senior Vice President, Secretary and General Counsel